Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Momentive Specialty Chemicals Inc. of our reports dated February 28, 2011 relating to the financial statements and financial statement schedule of Momentive Specialty Chemicals Inc. and to the financial statements of Momentive International Holdings Coöperatief U.A., both of which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

April 13, 2011